UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On February 23, 2016, the Board of Directors (the “Board”) of Boston Scientific Corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee, increased the number of directors comprising the Board from twelve to thirteen and appointed Ellen M. Zane to be a director of the Company, filling the vacancy, to hold office until the next annual meeting of stockholders, effective April 15, 2016.

Under the Company’s non-employee director compensation program (the “Program”), Ms. Zane will receive standard non-employee director compensation, prorated for the time period from the effective date of her appointment to the date of the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”), which includes (i) a cash retainer of $4,698 (representing the prorated amount of the Program’s annual cash retainer of $90,000) and (ii) an equity award valued at $9,657 (representing the prorated amount of the Program’s annual grant of equity having a value of $185,000) vesting at the end of her term.  The actual number of shares to be granted to Ms. Zane will be determined on the date of grant, May 2, 2016, which is the first business day of the month following the month in which she will be appointed.

In connection with her appointment to the Board, the Company intends to enter into an indemnification agreement with Ms. Zane in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission.

A copy of our press release announcing the appointment of Ms. Zane is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Directors Not Standing for Re-election

On February 25, 2016, the Company announced that three current members of its Board, Pete M. Nicholas, N.J. Nicholas, Jr., and Ernest Mario, Ph.D., will not stand for re-election at the Company’s 2016 Annual Meeting.  Mr. Pete Nicholas has served as a member of the Board since 1979.  He served as Co-Chairman of the Board from 1979 to 1995, and currently serves as Chairman of the Board, a role he has held since 1995.  Mr. N.J. Nicholas, Jr. has served as a member of the Board since 1994 and currently serves as the Chairman of the Nominating and Governance Committee.    Dr. Mario has served as a member of our Board since 2001 and currently serves as the Chairman of the Executive Compensation and Human Resources Committee and a member of the Audit Committee    Mr. Pete M. Nicholas will continue to serve as Chairman of the Board and Mr. N.J. Nicholas, Jr. and Dr. Mario will continue to serve as directors and in their committee roles until the 2016 Annual Meeting.

The directors’ decision not to stand for re-election at the 2016 Annual Meeting marks their retirement from the Board after many years of distinguished service and is not the result of any disagreement with the other Board members or with management.

On February 23, 2016, in connection with the retirement of three of our current Board members and upon the recommendation of the Nominating and Governance Committee, the Board approved a decrease in the number of directors comprising the Board from thirteen to ten, effective immediately following the 2016 Annual Meeting.

Item 8.01                                           Other Events

On February 23, 2016, in connection with Mr. Pete M. Nicholas’ upcoming retirement from his role as Chairman of the Board, upon the recommendation of the Nominating and Governance Committee, the Board appointed the Company’s Chief Executive Officer, Michael F. Mahoney, to serve as Chairman of the Board and current director Edward J. Ludwig to serve as Lead Independent Director, effective immediately following the 2016 Annual Meeting.

A copy of our press release announcing the appointment of Messrs. Mahoney and Ludwig is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated February 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2016	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated February 25, 2016